THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SUBORDINATED DEBENTURE

SIONIX CORPORATION

Subordinated 10% Debenture

[Date]

No. __________	$[ ]

THIS DEBENTURE IS ONE IN A SERIES OF SUBORDINATED DEBENTURES (“DEBENTURE(S)”) ISSUED BY SIONIX CORPORATION PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT OF EVEN DATE HEREWITH (THE “SECURITIES PURCHASE AGREEMENT”).

This Subordinated Debenture is issued by Sionix Corporation, a Nevada corporation (“Sionix” or the “Company”), to ___________________ (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “1933 Act”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

ARTICLE I.

Section 1.01 Principal. For value received, on _____________ (the “Issuance Date”), the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of $_______________, plus accrued interest in the amount of ten percent (10%) per year for all outstanding principal on [the one year anniversary of the Issuance Date] (the “Maturity Date”). The principal plus accrued interest of this Debenture, less any amounts required by law to be deducted, is payable monthly, and shall be paid to the registered holder of this Debenture in United States dollars, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder.

The forwarding of a check or wire transfer shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer plus any amounts so deducted; provided, however, that the check has cleared the Holder’s bank account or the payment by wire transfer is made in immediately available funds.

Section 1.02 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.03 Denominations. The Debenture is issuable in denominations of Twenty Five Thousand Dollars (US$25,000) and integral multiples thereof. The Debenture is exchangeable for an equal aggregate principal amount of Debenture of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

Section 1.04 Right of Redemption. The Company shall have the right to redeem this Debenture at any time by providing written notice to the Holder by making a cash payment to the Holder of the outstanding principal amount of the Debenture multiplied by a premium according to the following schedule, plus all accrued interest: 110% of the outstanding principal amount if redeemed within 120 days after the Issuance Date; 115% of the outstanding principal amount if redeemed between 121 days and within 240 days after the Issuance Date; 125% of the outstanding principal amount if redeemed after 240 days after the Issuance Date. Written notice to the Holder shall be received at least 5 business days prior to the date of redemption payment (“Redemption Date”). If the redemption payment is not made on or before the Redemption Date, the redemption notice shall be rendered null and void.

Section 1.05 Subordinated Nature Of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all other debt instruments on the Company’s books immediately prior to the Closing, but shall be pari passu with all other Debentures.

ARTICLE II.

Section 2.01 Amendments and Waiver of Default. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

ARTICLE III.

Section 3.01 Events of Default. The following shall constitute an “Event of Default”:

(a) The Company shall default in the payment of principal and interest on this Debenture and same shall continue for a period of thirty (30) days; or

(b) Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture shall be false or misleading in any material respect at the time made; or

(c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Debenture and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder of such failure; or

(d) The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(g) Any money judgment, writ or warrant of attachment, or similar process in excess of one hundred thousand dollars ($100,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(i) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

(j) The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five (5) trading days; or

(k) Breach by the Company of its obligations under the Securities Purchase Agreement, the Warrant or any other agreement entered into on the date hereof between the Company and the Holder which is not cured by the Company within ten (10) days after receipt of written notice thereof.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Debenture immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

ARTICLE IV.

[RESERVED]

ARTICLE V.

Section 5.01 Permitted Withholding. The Company shall be entitled to withhold from all payments of principal of this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

Section 5.02 Absolute Obligation of the Company. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company.

Section 5.03 Transfer. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the 1933 Act, and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the 1933 Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 5.04 Investment Purpose. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture except under circumstances which will not result in a violation of the 1933 Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

Section 5.05 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail either in the text of an email message or attached in a commonly readable format, and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, or one day after electronically mailed if the sender has received no generated notice that the email message has not been successfully delivered, in each case addressed to a party. The addresses for such communications shall be:

If to Sionix:

2082 Michelson Drive, Suite 304
Irvine, CA 92612
Attention: _______________
Facsimile: (949) 752-7998
Email:

with a copy to:

Richardson & Patel, LLP
405 Lexington Avenue, 26th Floor
New York, NY 10174
Attention: Kevin Friedmann, Esq.
Facsimile: 212-907-6687
Email:

If to Purchaser:

____________________
____________________
____________________
Attention:
Facsimile:
Email:

with a copy to:

____________________
____________________
____________________
Attention:
Facsimile:
Email:

Each party shall provide notice to the other party of any change in address.

Section 5.06 Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Debenture.

Section 5.07 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 5.08 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 5.09 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

Section 5.10 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture or any Debenture exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Debenture, if mutilated, the Company will make and deliver in lieu of such Debenture a new Debenture of like tenor and unpaid principal amount and dated as of the original date of this Debenture.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

SIONIX CORPORATION

By:
Name: Richard H. Papalian
Title: Chief Executive Officer